Exhibit 21
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    ANCHOR NATIONAL LIFE INSURANCE COMPANY AND CONSOLIDATED SUBSIDIARIES

                            LIST OF SUBSIDIARIES

List of subsidiaries and certain other affiliates with percentage of voting securities owned by Anchor National Life Insurance Company or Anchor National Life Insurance Company's subsidiary which is the immediate parent.

                                                     PERCENTAGE OF VOTING
                                                     SECURITIES OWNED BY THE
                                                     COMPANY OR COMPANY'S
                                                     SUBSIDIARY WHICH IS THE
NAME OF COMPANY                                      IMMEDIATE PARENT
---------------                                      ------------------------

CALIFORNIA CORPORATIONS:                                           %
    SAM Holdings Corporation                                     100
    Sun Royal Holdings Corporation                               100

DELAWARE CORPORATIONS:
    Saamsun Holdings Corp.                                       100
    Royal Alliance Associates, Inc.                              100
    SunAmerica Asset Management Corp.                            100
    SunAmerica Capital Services, Inc.                            100
    SunAmerica Fund Services, Inc.                               100